Exhibit 99.1

CarGurus Announces Third Quarter 2023 Results

Marketplace revenue growth accelerated to 8% YoY in the third quarter with similarly high single-digit YoY growth expected in the fourth quarter

GAAP consolidated net income was $19.0 million; Consolidated Adjusted EBITDA was $48.6 million, exceeding high-end of guidance range

UK business achieved profitability, making us EBITDA profitable in all countries with operations

CarGurus’ Board of Directors authorized $250.0 million share repurchase program commencing in 2024

CarGurus acquires the remaining minority equity interests in CarOffer, LLC

CAMBRIDGE, Mass., November 7, 2023 — CarGurus, Inc. (Nasdaq: CARG), a multinational, online automotive platform for buying and selling vehicles, today announced financial results for the third quarter ended September 30, 2023.

"We are pleased to have exceeded our forecasted consolidated adjusted EBITDA guidance range for the quarter," said Jason Trevisan, Chief Executive Officer at CarGurus. “Marketplace revenue growth accelerated to nearly 8% year-over-year driven by outperformance in our foundational Listings business, where we continued to focus on QARSD growth levers to drive greater revenue expansion and long-term growth. Our advancements in Digital Retail and Digital Wholesale demonstrate our progress toward being the only end-to-end automotive transaction-enabled platform. We are excited by the trajectory of our platform and rapid innovation and are pleased to announce that our Board has authorized a $250 million share repurchase program, which underscores our commitment to using our strong cash flow to enhance shareholder value. Looking ahead, we believe our accomplishments and trend lines exiting this year, coupled with our decision to accelerate our purchase of the remaining stake in CarOffer, set the stage for continued financial growth and innovation in 2024 that will serve well our dealer partners and largest consumer audience."

Third Quarter Financial Highlights

•
Total revenue of $219.4 million, a decrease of (49)% year-over-year.
▪
Marketplace revenue was $177.9 million, an increase of 8% year-over-year.
▪
Wholesale revenue was $21.7 million, a decrease of (54)% year-over-year.
▪
Product revenue was $19.8 million, a decrease of (91)% year-over-year.
•
GAAP consolidated net income of $19.0 million, an increase of 1% year-over-year; non-GAAP consolidated net income of $37.5 million, an increase of 81% year-over-year.
•
GAAP net income attributable to common stockholders of $22.3 million, or $0.17 per fully diluted share, an increase of 79% year-over-year; non-GAAP net income attributable to common stockholders of $38.3 million, or $0.34 per fully diluted share, an increase of 40% year-over-year.
•
Consolidated Adjusted EBITDA, a non-GAAP metric, of $48.6 million, an increase of 48% year-over-year.
•
Adjusted EBITDA, a non-GAAP metric, of $49.1 million, an increase of 26% year-over-year.

•
Cash, cash equivalents, and short-term investments of $447.2 million.

Third Quarter Business Metrics(1)(2)(3)

•
U.S. Marketplace segment revenue was $164.3 million, an increase of 6% year-over-year. U.S. Marketplace segment operating income was $33.3 million, a decrease of (4)% year-over-year.
•
Digital Wholesale segment revenue was $41.5 million, a decrease of (84)% year-over-year. Digital Wholesale segment operating loss was $(11.7) million, an increase of 224% year-over-year.
•
Total paying dealers were 31,191 as of September 30, 2023, roughly flat year-over-year. Of the total paying dealers as of September 30, 2023, U.S. and International accounted for 24,368 and 6,823, respectively, a decrease of (1)% and an increase of 3%, respectively, year-over-year.
•
Quarterly Average Revenue per Subscribing Dealer (“QARSD”) in the U.S. was $6,332 as of September 30, 2023, an increase of 9% year-over-year. QARSD in International markets was $1,721 as of September 30, 2023, an increase of 14% year-over-year.
•
Website traffic and consumer engagement metrics for the third quarter of 2023 were as follows:
▪
U.S. average monthly unique users were 31.7 million, an increase of 8% year-over-year.
▪
U.S. average monthly sessions were 83.9 million, an increase of 11% year-over-year.
▪
International average monthly unique users were 7.0 million, an increase of 4% year-over-year.
▪
International average monthly sessions were 16.0 million, an increase of 6% year-over-year.
•
Transactions were 13,562, a decrease of (66)% year-over-year.
(1)
CarOffer website is excluded from the metrics presented for users and sessions.
(2)
Effective as of the fourth quarter of 2022 the Company revised its segment reporting from one reportable segment to two reportable segments, U.S. Marketplace and Digital Wholesale. The change in segment reporting was a triggering event for an evaluation of goodwill impairment. As such, the Company evaluated for goodwill impairment on December 31, 2022, and did not identify any impairment to its goodwill. The change in segment reporting was made to align with financial reporting results regularly provided to the Company's chief operating decision maker ("CODM") to assess the business. The CODM reviews segment revenue and segment income (loss) from operations as a proxy for the performance of the Company’s operations. The U.S. Marketplace segment derives revenues from marketplace services from customers within the United States. The Digital Wholesale segment derives revenues from Dealer-to-Dealer and Instant Max Cash Offer services and products which are sold on the CarOffer platform. The Company also has two operating segments which are individually immaterial and therefore aggregated into the Other category to reconcile reportable segments to the Unaudited Condensed Consolidated Income Statements. The Other category derives revenues from marketplace services from customers outside of the United States.
(3)
For the year ended December 31, 2022, Digital Wholesale segment income (loss) from operations did not reflect certain Dealer-to-Dealer and Instant Max Cash Offer ("IMCO") related capitalized website development amortization incurred by the U.S. Marketplace segment. During the three months ended March 31, 2023, the Company updated Digital Wholesale segment income (loss) from operations to reflect certain Dealer-to-Dealer and IMCO related capitalized website development amortization incurred by the U.S. Marketplace segment and accordingly updated Digital Wholesale segment income (loss) from operations for the three months ended September 30, 2022 for comparative purposes.

Fourth Quarter and Full-Year 2023 Guidance

CarGurus anticipates total revenue, product revenue, non-GAAP Consolidated Adjusted EBITDA, and non-GAAP earnings per share ("EPS") to be in the following ranges:

Fourth Quarter 2023:

•	Total revenue	$208 million to $228 million
•	Product revenue	$12 million to $22 million
•	Non-GAAP Consolidated Adjusted EBITDA	$46 million to $54 million
•	Non-GAAP EPS	$0.30 to $0.33

Full-Year 2023:

•	Total revenue	$899 million to $919 million
•	Product revenue	$108 million to $118 million
•	Non-GAAP Consolidated Adjusted EBITDA	$181 million to $189 million
•	Non-GAAP EPS	$1.19 to $1.22

The fourth quarter and full-year 2023 non-GAAP EPS calculation assumes 113.5 million and 114.6 million, respectively diluted weighted-average common shares outstanding.

The assumptions that are built into guidance for the fourth quarter and full-year 2023 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market behaviors and industry conditions. Guidance for the fourth quarter and full-year 2023 excludes macro-level industry issues that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact measures to assist dealers. Guidance also excludes adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance of non-GAAP consolidated adjusted EBITDA to GAAP consolidated net income or non-GAAP consolidated EPS to GAAP consolidated EPS because reconciling items between such GAAP and non-GAAP financial measures, which include, as applicable, stock-based compensation, amortization of intangible assets, impairment of long-lived assets, depreciation expenses, non-intangible amortization, other (income) expense, net, the provision for income taxes, income tax effects, and adjustments to the carrying value of redeemable noncontrolling interests resulting from changes in the redemption value of such interests, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency, and effect of acquisitions and the significance of the resulting acquisition-related expenses, including adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and therefore cannot be determined without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its third quarter 2023 financial results and business outlook at 5:00 p.m. Eastern Time today, November 7, 2023. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, November 7, 2023, until 11:59 p.m. Eastern Time on November 14, 2023, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13741082. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer digital wholesale platform. The CarGurus platform gives consumers the confidence to purchase and/or sell a vehicle either online or in-person, and it gives dealerships the power to accurately price, effectively market, instantly acquire, and quickly sell vehicles, all with a nationwide reach. The Company uses proprietary technology, search algorithms, and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S.1

1Source: SimilarWeb: Traffic Report, Q3 2023, U.S.

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are property of their respective owners.

© 2023 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements contained in this press release, including, without limitation, statements regarding our future financial and business performance for the fourth quarter 2023 and fiscal 2024; expected completion of our acquisition of the remaining interest in CarOffer (the "Transaction") and the time frame in which this will occur; our ability to quickly make transformations necessary for our business to achieve long-term goals; and the impact of macro-level issues on our industry, business, and financial results, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “guide,” “intend,” “may,” “might,” “plan,” “potential,” “predicts,” “projects,” “seeks,” “should,” “target,” “will,” “would,” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. You should not place undue reliance on these statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation, risks related to our growth and our ability to grow our revenue; the possibility that certain closing conditions to the Transaction will not be satisfied; uncertainty as to whether the anticipated benefits of the Transaction can be achieved; risks of unexpected hurdles, costs, or delays; the potential impact on our or CarOffer’s business due to the announcement of the Transaction; the occurrence of any event, change, or other circumstances that could give rise to the termination of the Membership Interest Purchase Agreement entered into in connection with the Transaction; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; global supply chain challenges, increased inflation and interest rates, and other macroeconomic issues; the material weakness identified in our internal controls over financial reporting; changes in our key personnel; natural disasters, epidemics, or pandemics; and our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the U.S. Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Kirndeep Singh

Vice President, Investor Relations

investors@cargurus.com

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of September 30, 2023	As of December 31, 2022
Assets
Current assets
Cash and cash equivalents	$355,330	$469,517
Short-term investments	91,824	—
Accounts receivable, net of allowance for doubtful accounts of $823 and $1,809, respectively	46,107	46,817
Inventory	323	5,282
Prepaid expenses, prepaid income taxes and other current assets	19,696	21,972
Deferred contract costs	10,465	8,541
Restricted cash	11,624	5,237
Total current assets	535,369	557,366
Property and equipment, net	54,700	40,128
Intangible assets, net	30,481	53,054
Goodwill	157,267	157,467
Operating lease right-of-use assets	183,774	56,869
Restricted cash	—	9,378
Deferred tax assets	67,623	35,488
Deferred contract costs, net of current portion	11,965	8,853
Other non-current assets	7,546	8,499
Total assets	$1,048,725	$927,102
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities
Accounts payable	$37,481	$32,529
Accrued expenses, accrued income taxes and other current liabilities	36,908	39,193
Deferred revenue	21,043	12,249
Operating lease liabilities	13,206	14,762
Total current liabilities	108,638	98,733
Operating lease liabilities	192,111	51,656
Deferred tax liabilities	60	54
Other non–current liabilities	4,386	5,301
Total liabilities	305,195	155,744
Redeemable noncontrolling interest	26,536	36,749
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 96,877,765 and 101,636,649 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	97	102
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 15,999,173 and 15,999,173 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	16	16
Additional paid-in capital	341,110	413,092
Retained earnings	377,890	323,043
Accumulated other comprehensive loss	(2,119)	(1,644)
Total stockholders’ equity	716,994	734,609
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,048,725	$927,102

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue
Marketplace	$177,909	$165,309	$515,986	$492,524
Wholesale	21,735	47,045	78,873	213,976
Product	19,775	214,100	96,260	661,791
Total revenue	219,419	426,454	691,119	1,368,291
Cost of revenue (1)
Marketplace	14,823	14,956	45,830	40,422
Wholesale	21,284	41,789	67,780	146,489
Product	19,014	218,924	94,090	660,869
Total cost of revenue	55,121	275,669	207,700	847,780
Gross profit	164,298	150,785	483,419	520,511
Operating expenses:
Sales and marketing	76,828	83,319	230,243	266,505
Product, technology, and development	35,434	30,208	109,432	92,215
General and administrative	24,904	4,760	77,090	71,395
Depreciation and amortization	4,037	3,842	11,762	11,539
Total operating expenses	141,203	122,129	428,527	441,654
Income from operations	23,095	28,656	54,892	78,857
Other income (expense), net:
Interest income	5,261	1,158	13,337	1,506
Other expense, net	(1,094)	(958)	(152)	(1,581)
Total other income (expense), net	4,167	200	13,185	(75)
Income before income taxes	27,262	28,856	68,077	78,782
Provision for income taxes	8,289	10,032	23,421	23,059
Consolidated net income	18,973	18,824	44,656	55,723
Net loss attributable to redeemable noncontrolling interest	(3,329)	(1,576)	(10,191)	(3,871)
Net income attributable to CarGurus, Inc.	22,302	20,400	54,847	59,594
Accretion of redeemable noncontrolling interest to redemption value	—	(86,564)	—	25,056
Net income attributable to common stockholders	$22,302	$106,964	$54,847	$34,538
Net income per share attributable to common stockholders:
Basic	$0.20	$0.90	$0.48	$0.29
Diluted	$0.17	$0.14	$0.39	$0.28
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	113,223,711	118,683,642	113,998,928	118,370,925
Diluted	114,322,279	132,243,636	114,901,736	122,159,270
(1)
Includes depreciation and amortization expense for the three months ended September 30, 2023 and 2022 and for the nine months ended September 30, 2023 and 2022 of $8,433, $7,341, $23,951, and $22,063, respectively.

Unaudited Segment Revenue

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Segment Revenue:
U.S. Marketplace	$164,323	$154,402	$478,387	$459,044
Digital Wholesale	41,510	261,145	175,133	875,767
Other	13,586	10,907	37,599	33,480
Total	$219,419	$426,454	$691,119	$1,368,291

Unaudited Segment Income (Loss) from Operations

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Segment Income (Loss) from Operations:
U.S. Marketplace	$33,285	$34,660	$84,443	$92,842
Digital Wholesale	(11,652)	(3,599)	(29,184)	(8,348)
Other	1,462	(2,405)	(367)	(5,637)
Total	$23,095	$28,656	$54,892	$78,857

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Operating Activities
Consolidated net income	$18,973	$18,824	$44,656	$55,723
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	12,470	11,183	35,713	33,602
Gain on sale of property and equipment	—	—	(460)	—
Unrealized currency loss on foreign denominated transactions	385	263	249	617
Other non-cash expense, net	152	—	168	—
Deferred taxes	(15,718)	(7,201)	(32,129)	(30,665)
Provision for doubtful accounts	418	430	247	1,129
Stock-based compensation expense	14,262	13,971	43,769	41,550
Amortization of deferred financing costs	129	7	387	7
Amortization of deferred contract costs	3,026	2,768	8,629	8,332
Impairment of long-lived assets	—	—	184	—
Changes in operating assets and liabilities:
Accounts receivable	(12,904)	75,506	337	63,484
Inventory	219	(6,482)	4,959	(8,510)
Prepaid expenses, prepaid income taxes, and other assets	2,573	(4,241)	6,027	(14,675)
Deferred contract costs	(3,950)	(3,343)	(13,688)	(9,089)
Accounts payable	(2,963)	(6,858)	1,177	1,310
Accrued expenses, accrued income taxes, and other liabilities	5,107	(19,250)	1,016	18,924
Deferred revenue	(219)	(2,322)	8,797	(20)
Lease obligations	4,390	(47)	11,993	(916)
Net cash provided by operating activities	26,350	73,208	122,031	160,803
Investing Activities
Purchases of property and equipment	(4,793)	(1,507)	(9,048)	(4,168)
Proceeds from sale of property and equipment	—	—	460	—
Capitalization of website development costs	(4,341)	(2,773)	(11,773)	(8,275)
Purchases of short-term investments	(1,242)	—	(96,748)	—
Maturities of short-term investments	—	30,000	—	90,000
Sales of short-term investments	—	—	5,000	—
Advance payments to customers, net of collections	(307)	—	(2,908)	—
Net cash (used in) provided by investing activities	(10,683)	25,720	(115,017)	77,557
Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	45	14	74	719
Payment of withholding taxes on net share settlements of restricted stock units	(4,844)	(2,911)	(11,738)	(14,171)
Repurchase of common stock	(15,951)	—	(107,409)	—
Payment of deferred financing costs	—	(2,578)	—	(2,578)
Payment of finance lease obligations	(18)	(16)	(52)	(51)
Payment of tax distributions to redeemable noncontrolling interest holders	—	(7,152)	(38)	(19,843)
Change in gross advance payments received from third-party transaction processor	(1,849)	(19,402)	(4,523)	(21,765)
Net cash used in financing activities	(22,617)	(32,045)	(123,686)	(57,689)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(717)	(728)	(506)	(1,640)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(7,667)	66,155	(117,178)	179,031
Cash, cash equivalents, and restricted cash at beginning of period	374,621	361,156	484,132	248,280
Cash, cash equivalents, and restricted cash at end of period	$366,954	$427,311	$366,954	$427,311

Unaudited Reconciliation of GAAP Consolidated Net Income to Non-GAAP Consolidated Net Income and Non-GAAP Net Income Attributable to Common Stockholders

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP consolidated net income	$18,973	$18,824	$44,656	$55,723
Stock-based compensation expense	13,038	(6,946)	43,842	47,353
Amortization of intangible assets	7,508	7,669	22,549	23,046
Income tax effects and adjustments	(2,015)	1,207	(10,687)	(14,154)
Non-GAAP consolidated net income	37,504	20,754	100,360	111,968
Non-GAAP net (loss) income attributable to redeemable noncontrolling interest	(812)	(6,570)	(1,230)	7,182
Non-GAAP net income attributable to common stockholders	$38,316	$27,324	$101,590	$104,786
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.34	$0.23	$0.89	$0.89
Diluted	$0.34	$0.21	$0.88	$0.86
Shares used in Non-GAAP per share calculations
Basic	113,224	118,684	113,999	118,371
Diluted	114,322	132,244	114,902	122,159

Unaudited Reconciliation of GAAP Net Loss Attributable to Redeemable Noncontrolling Interest to Non-GAAP Net (Loss) Income Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP net loss attributable to redeemable noncontrolling interest	$(3,329)	$(1,576)	$(10,191)	$(3,871)
Stock-based compensation expense(1)	(257)	(7,767)	639	2,731
Amortization of intangible assets(1)	2,774	2,773	8,322	8,322
Non-GAAP net (loss) income attributable to redeemable noncontrolling interest	$(812)	$(6,570)	$(1,230)	$7,182
(1)
These exclusions are adjusted to reflect the noncontrolling shareholder's 38% share of earnings and losses in CarOffer.

Unaudited Reconciliation of GAAP Consolidated Net Income to Consolidated Adjusted EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP consolidated net income	$18,973	$18,824	$44,656	$55,723
Depreciation and amortization	12,470	11,183	35,713	33,602
Impairment of long-lived assets	—	—	184	—
Stock-based compensation expense	13,038	(6,946)	43,842	47,353
Other (income) expense, net	(4,167)	(200)	(13,185)	75
Provision for income taxes	8,289	10,032	23,421	23,059
Consolidated Adjusted EBITDA	48,603	32,893	134,631	159,812
Adjusted EBITDA attributable to redeemable noncontrolling interest	(527)	(5,948)	386	9,053
Adjusted EBITDA	$49,130	$38,841	$134,245	$150,759

Unaudited Reconciliation of GAAP Net Loss Attributable to Redeemable Noncontrolling Interest to Adjusted EBITDA Attributable to Redeemable Noncontrolling Interest
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP net loss attributable to redeemable noncontrolling interest	$(3,329)	$(1,576)	$(10,191)	$(3,871)
Depreciation and amortization (1)	2,975	2,938	8,874	8,765
Impairment of long-lived assets (1)	—	—	67	—
Stock-based compensation expense (1)	(257)	(7,767)	639	2,731
Other expense, net (1)	84	471	972	1,351
Provision for income taxes (1)	—	(14)	25	77
Adjusted EBITDA attributable to redeemable noncontrolling interest	$(527)	$(5,948)	$386	$9,053
(1)
These exclusions are adjusted to reflect the noncontrolling interest of 38%.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue	$219,419	$426,454	$691,119	$1,368,291
Cost of revenue	55,121	275,669	207,700	847,780
GAAP gross profit	164,298	150,785	483,419	520,511
Stock-based compensation expense included in Cost of revenue	185	212	513	417
Amortization of intangible assets included in Cost of revenue	5,250	5,350	15,766	16,050
Non-GAAP gross profit	$169,733	$156,347	$499,698	$536,978

GAAP gross profit margin	75%	35%	70%	38%
Non-GAAP gross profit margin	77%	37%	72%	39%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended
	September 30,
	2023				2022
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Non-GAAP expense
Cost of revenue	$55,121	$(185)	$(5,250)	$49,686	$275,669	$(212)	$(5,350)	$270,107
Sales and marketing	76,828	(2,780)	—	74,048	83,319	(104)	—	83,215
Product, technology, and development	35,434	(5,745)	—	29,689	30,208	(4,201)	—	26,007
General and administrative	24,904	(4,328)	—	20,576	4,760	11,463	—	16,223
Depreciation & amortization	4,037	—	(2,258)	1,779	3,842	—	(2,319)	1,523
Operating expenses(1)	$141,203	$(12,853)	$(2,258)	$126,092	$122,129	$7,158	$(2,319)	$126,968
Total cost of revenue and operating expenses	$196,324	$(13,038)	$(7,508)	$175,778	$397,798	$6,946	$(7,669)	$397,075

	Nine Months Ended
	September 30,
	2023				2022
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Non-GAAP expense
Cost of revenue	$207,700	$(513)	$(15,766)	$191,421	$847,780	$(417)	$(16,050)	$831,313
Sales and marketing	230,243	(8,736)	—	221,507	266,505	(8,173)	—	258,332
Product, technology, and development	109,432	(18,068)	—	91,364	92,215	(16,720)	—	75,495
General and administrative	77,090	(16,525)	—	60,565	71,395	(22,043)	—	49,352
Depreciation & amortization	11,762	—	(6,783)	4,979	11,539	—	(6,996)	4,543
Operating expenses(1)	$428,527	$(43,329)	$(6,783)	$378,415	$441,654	$(46,936)	$(6,996)	$387,722
Total cost of revenue and operating expenses	$636,227	$(43,842)	$(22,549)	$569,836	$1,289,434	$(47,353)	$(23,046)	$1,219,035
(1)
Operating expenses include sales and marketing, product, technology, and development, general and administrative, and depreciation & amortization.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP net cash and cash equivalents provided by operating activities	$26,350	$73,208	$122,031	$160,803
Purchases of property and equipment	(4,793)	(1,507)	(9,048)	(4,168)
Capitalization of website development costs	(4,341)	(2,773)	(11,773)	(8,275)
Non-GAAP free cash flow	$17,216	$68,928	$101,210	$148,360

Non-GAAP Financial Measures and Other Business Metrics

To supplement our Unaudited Condensed Consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance, and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, including adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We monitor operating measures of certain non-GAAP items including non-GAAP gross profit, non-GAAP gross margin, non-GAAP expense, non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders. These non-GAAP financial measures exclude the effect of stock-based compensation expense and amortization of intangible assets. Non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders also exclude certain income tax effects and adjustments. Non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders also exclude non-GAAP net income (loss) attributable to redeemable noncontrolling interests. We define non-GAAP net income (loss) attributable to redeemable noncontrolling interests as net loss attributable to redeemable noncontrolling interests, adjusted to exclude: stock-based compensation expenses and amortization of intangible assets. These exclusions are adjusted for redeemable noncontrolling interest. Our calculations of non-GAAP net income per share attributable to common stockholders utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

We define Consolidated Adjusted EBITDA as consolidated net income, adjusted to exclude: depreciation and amortization, impairment of long-lived assets, stock‑based compensation expense, other (income) expense, net, and provision for income taxes. We define Adjusted EBITDA as Consolidated Adjusted EBITDA adjusted to exclude Adjusted EBITDA attributable to redeemable noncontrolling interest. We define Adjusted EBITDA attributable to redeemable noncontrolling interest as net loss attributable to redeemable noncontrolling interest, adjusted to exclude: depreciation and amortization, impairment of long-lived assets, stock‑based compensation expense, other expense, net, and provision for income taxes. These exclusions are adjusted for redeemable noncontrolling interest of 38% by taking the noncontrolling interest's full financial results and multiplying each line item in the reconciliation by 38%. The Company notes that it uses 38%, versus 49%, to allocate the share of income (loss) because it represents the portion attributable to the redeemable noncontrolling interest. The 38% is exclusive of CO Incentive Units, Subject Units, and 2021 Incentive Units (each as defined in the Company's Annual Report on Form 10-K as of December 31, 2022 filed on March 1, 2023) liability classified awards which do not participate in the share of income (loss).

We have presented Consolidated Adjusted EBITDA and Adjusted EBITDA, because they are key measures used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Consolidated Adjusted EBITDA and Adjusted EBITDA can produce a useful measure for period‑to‑period comparisons of our business. We have presented Adjusted EBITDA attributable to redeemable noncontrolling interest because it is used by our management to reconcile Consolidated Adjusted EBITDA to Adjusted EBITDA. It represents the portion of Consolidated Adjusted EBITDA that is attributable to our noncontrolling interest. Adjusted EBITDA attributable to redeemable noncontrolling interest is not intended to be reviewed on its own.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period.

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages and Real-time Performance Marketing digital advertising suite during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two.

For each of our websites (excluding the CarOffer website), we define a monthly unique user as an individual who has visited any such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our site within a calendar month, each such visit is counted as a separate unique user.

We define monthly sessions as the number of distinct visits to our websites (excluding the CarOffer website) that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, and (iii) Greenwich Mean Time for our United Kingdom websites. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define Transactions within the Digital Wholesale segment as the number of vehicles processed from car dealers, consumers, and other marketplaces through the CarOffer website within the applicable period. Transactions consists of each unique vehicle (based on vehicle identification number) that reaches "sold and invoiced" status on the CarOffer website within the applicable period, including vehicles sold to car dealers, vehicles sold at third-party auctions, vehicles ultimately sold to a different buyer, and vehicles that are returned to their owners without completion of a sale transaction. We exclude vehicles processed within CarOffer's intra-group trading solution (Group Trade) from the definition of Transactions, and we only count any unique vehicle once even if it reaches sold status multiple times. Digital Wholesale includes Dealer-to-Dealer transactions and Instant Max Cash Offer transactions. We view Transactions as a key business metric, and we believe it provides useful information to investors, because it provides insight into growth and revenue for the Digital Wholesale segment. Transactions drive a significant portion of Digital Wholesale segment revenue. We believe growth in Transactions demonstrates consumer and dealer utilization and our market share penetration in the Digital Wholesale segment.